2Q 2017 Earnings Presentation August 8, 2017

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as Operating income (loss) excluding Depreciation and Amortization of intangible assets (“OIBDA”), Adjusted OIBDA, Adjusted Diluted Earnings Per Share (EPS) and Free cash flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free cash flow in addition to, and not as a substitute for, the Company’s Operating income (loss), Net income (loss) attributable to Time Inc., Diluted EPS and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers may not sum to the total due to rounding. All trademarks and service marks referenced herein are owned by the respective trademark or service mark owners. ©2017 Time Inc. Published 2017. 2 Caution Concerning Forward-Looking Statements and Non-GAAP Financial Measures

 Total revenues declined 10% year-over-year; excluding FX, total revenues would have declined 8% year-over-year .  Print and other advertising revenues declined 17% year-over-year including approx. 100 bps of adverse impact related to FX.  Digital advertising revenues declined 2% year-over-year.  Circulation Revenues declined 12% year-over-year including approx. 200 bps of adverse impact related to FX .  Other Revenues increased 6% year-over-year driven by content licensing and bookazines including approx. 200 bps of adverse impact related to FX.  Costs of Revenues and Selling, General and Administrative expenses decreased 11% year-over- year, including approx. 100 bps of benefit related to FX.  Operating Loss of $38 million versus Operating Income of $50 million in the prior year.  Adjusted OIBDA of $88 million versus $89 million in the prior year.  Quarter-end cash and cash equivalents of $269 million or $2.70 per share. 2Q17 Financial Highlights 3

$299 $249 $127 $125 2016 2017 Digital Advertising Print and Other Advertising 2Q17 Advertising Revenues  Total advertising revenues down 12% - Print and other advertising revenues down 17% - Digital advertising revenues down 2% $426 $374 4 HIGHLIGHTS 2Q 2Q $MM Revenues Revenues

$154 $141 $74 $58 $8 $8 Other Circulation Revenues Newsstand Revenues Subscription Revenues  Total Circulation revenues down 12% - Subscription revenues down 8% - Newsstand revenues down 22% $MM $236 $207 2Q17 Circulation Revenues HIGHLIGHTS 2Q16 2Q17 5

2Q17 Other Revenues  Other revenues up 6% $107 $113 HIGHLIGHTS 2Q16 2Q17 $MM 6

$357 $313 $330 $301 Costs of Revenues (COR) Selling, General & Administrative Expenses (SG&A) 2Q17 Costs of Revenues and SG&A Expenses  COR and SG&A combined down 11% - Other costs include transaction-related expenses, as well as integration and transformation costs, which are excluded from our Adjusted OIBDA calculation: 2Q16 2Q17 Other Costs $7 $8 $614 $687 HIGHLIGHTS 2Q16 2Q17 $MM 7

1 2 2Q17 Adjusted OIBDA $89 $88  2Q17 Operating loss of $38 million vs. Operating income of $50 million in the prior year  2Q17 Adjusted OIBDA of $88 million vs. $89 million in the prior year  2Q17 Diluted Net Loss Per Share of $(0.44) vs. Diluted Net EPS of $0.18 in the prior year  2Q17 Adjusted Diluted EPS of $0.13 vs. $0.22 in the prior year HIGHLIGHTS 2Q16 2Q17 $MM 8

2Q17 Cash Update HIGHLIGHTS  2Q17 ending cash and cash equivalents of $269 million  Cash provided by operations of $36 million  Quarterly dividend of $0.04 per share, or $4 million, paid on 6/15/17  As of 6/30/17, net leverage ratio of 2.47x - Target net leverage ratio 2.0x to 2.5x 9 CHANGES IN CASH AND CASH EQUIVALENTS Beginning Cash Balance 3/31/17 $281 Free Cash Flow Acquisitions/Divestitures, net Dividends paid Term Loan Prepayment Other 16 (1) (4) (15) (8) Ending Cash Balance 6/30/17 $269

Q&A

Appendix

12 (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) (Gain) loss on operating assets, net primarily reflects the recognition of a gain on sale of certain of our titles and of the deferred gain from the sale- leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015. (3) Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (4) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs. TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions) Schedule I Three Months Ended June 30, Six Months Ended June 30, 2017 2016 2017 2016 Operating income (loss) $ (38) $ 50 $ (64) $ 47 Depreciation 15 14 28 27 Amortization of intangible assets 19 20 39 41 OIBDA(1) (4) 84 3 115 Asset impairments 5 1 5 1 Goodwill impairment 50 — 50 — Restructuring and severance costs 31 10 47 11 (Gain) loss on operating assets, net(2) (2) (13) (4) (16) Other costs(3) 8 7 10 21 Adjusted OIBDA(4) $ 88 $ 89 $ 111 $ 132

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

Schedule II

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss) attributable to Time Inc.	$ (57)	$ 13	$ (44)	$ 29	$ (11)	$ 18
Asset impairments	5	(2)	3	1	—	1
Goodwill impairment	50	(19)	31	—	—	—
Restructuring and severance costs	31	(10)	21	10	(4)	6
(Gain) loss on operating assets, net(1)	(2)	—	(2)	(13)	4	(9)
Bargain purchase (gain)(2)	—	—	—	2	—	2
(Gain) loss on extinguishment of debt(3)	—	—	—	—	1	1
Other costs(4)	8	(4)	4	7	(4)	3
Adjusted Net income (loss)(5)	$ 35	$ (22)	$ 13	$ 36	$ (14)	$ 22

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (102)	$ 30	$ (72)	$ 8	$ —	$ 8
Asset impairments	5	(2)	3	1	—	1
Goodwill impairment	50	(19)	31	—	—	—
Restructuring and severance costs	47	(16)	31	11	(4)	7
(Gain) loss on operating assets, net(1)	(4)	—	(4)	(16)	4	(12)
Bargain purchase (gain)(2)	—	—	—	(3)	—	(3)
(Gain) loss on extinguishment of debt(3)	—	—	—	(4)	2	(2)
Other costs(4)	10	(4)	6	21	(9)	12
Adjusted Net income (loss)(5)	$ 6	$ (11)	$ (5)	$ 18	$ (7)	$ 11

(1) (Gain) loss on operating assets, net primarily reflects the recognition of a gain on sale of certain of our titles and of the deferred gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015.

(2) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(3) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes is included within Other (income) expense, net within the Statements of Operations.

(4) Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations.

(5) Adjusted Net income (loss) is defined as Net income (loss) attributable to Time Inc. adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs; as well as the impact of income taxes on the above items

Time Inc.

13

Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax) (1) (Gain) loss on operating assets, net primarily reflects the recognition of a gain on sale of certain of our titles and of the deferred gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015. (2) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016. (3) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes is included within Other (income) expense, net within the Statements of Operations. (4) Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (5) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs; as well as the impact of income taxes on the above items. (6) For periods in which we were in net loss and adjusted net loss positions, we used the diluted shares from Diluted net income (loss) per common share in the calculation of Adjusted Diluted EPS, without giving effect to the impact of participating securities. For periods in which we were in Net loss and Adjusted net income positions, we have used the expected diluted shares in the calculation of Adjusted diluted EPS as if we were in a Net income position. 14 Three Months Ended June 30, Six Months Ended June 30, 2017 2016 2017 2016 Diluted net income (loss) per common share $ (0.44) $ 0.18 $ (0.72) $ 0.08 Asset impairments 0.03 0.01 0.03 0.01 Goodwill impairment 0.31 — 0.31 — Restructuring and severance costs 0.21 0.06 0.31 0.07 (Gain) loss on operating assets, net(1) (0.02) (0.09) (0.04) (0.12) Bargain purchase (gain)(2) — 0.02 — (0.03) (Gain) loss on extinguishment of debt(3) — 0.01 — (0.02) Other costs(4) 0.04 0.03 0.06 0.12 Adjusted Diluted EPS(5)(6) $ 0.13 $ 0.22 $ (0.05) $ 0.11

15 TIME INC. RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) Schedule IV (1) Free cash flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures for the three and six months ended June 30, 2017 reflect lower capital spending due to the completion of the construction of our corporate headquarters in early 2016. Three Months Ended June 30, Six Months Ended June 30, 2017 2016 2017 2016 Cash provided by (used in) operations $ 36 $ 79 $ 51 $ 27 Less: Capital expenditures (20) (26) (41) (61) Free cash flow(1) $ 16 $ 53 $ 10 $ (34) ______________

Schedule V

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2017 & 2021 OUTLOOK
(Unaudited; in millions)

	Full Year 2017 Outlook Range			Full Year 2021 Outlook Range		
Adjusted OIBDA[(1)]	$400	to	414	$500	to	600
Asset impairments, Goodwill impairment, Restructuring and severance costs, (Gains) losses on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs	Unable to estimate beyond the $108 recognized from January 1, 2017 through June 30, 2017			Unable to estimate		
OIBDA[(2)]	Unable to estimate			Unable to estimate		
Amortization of intangible assets	~$75			Unable to estimate		
Depreciation	~$60			Unable to estimate		
Operating income (loss)	Unable to estimate			Unable to estimate		

(1) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs. Adjusted OIBDA does not include the impact of any potential divestitures.

(2) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

Time Inc.

16

2Q 2017 Earnings Presentation August 8, 2017